EXHIBIT 10.2
                                                                    ------------



                           CHANGE IN CONTROL AGREEMENT

         THIS AGREEMENT is entered into as of the JUNE 1, 2005 by and between Levin Management Co., Inc. and BKF CAPITAL GROUP, INC., both Delaware corporations (referred to collectively herein as the "Company"), and NORRIS NISSIM ("Employee").

                               W I T N E S S E T H

         WHEREAS, the Company considers the establishment and maintenance of a sound and vital employee infrastructure to be essential to protecting and enhancing the best interests of the Company and its stockholders; and

         WHEREAS, the Company recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may arise and that such possibility may result in the departure or distraction of infrastructure personnel to the detriment of the Company and its stockholders; and

         WHEREAS, the Board (as defined in Section 1) has determined that it is in the best interests of the Company and its stockholders to secure Employee's continued services and to ensure Employee's continued and undivided dedication to his or her duties in the event of any threat or occurrence of a Change in Control (as defined in Section 1) of the Company; and

         WHEREAS, the Board has authorized the Company to enter into this Agreement.

         NOW, THEREFORE, for and in consideration of the promises and the mutual covenants and agreements herein contained, the Company and Employee hereby agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  (a)      "Board" means the Board of Directors of the Company.

                  (b) "Bonus Amount" means the average of the annual year-end benefit amounts (which shall include any amounts set forth on Exhibit A hereto, as it may be amended from time to time) that the Company (or its affiliates) paid to Employee over the three (3) completed fiscal years immediately preceding Employee's Date of Termination (annualized in the event Employee was not employed by the Company (or its affiliates) for the whole of any such fiscal year), which three year period shall begin to run in fiscal year 2004.

                  (c) "Cause" means (i) the willful and continued failure of Employee to substantially perform his duties with the Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness or any such failure subsequent to Employee being delivered a Notice of Termination without Cause by the Company or delivering a Notice of Termination for Good Reason to the Company) after a written demand for substantial performance is delivered to Employee by the Board which specifically identifies the manner in which the Board believes that Employee has not substantially performed Employee's duties and Employee has not cured to the satisfaction of the Board any such failure that is capable of being cured in all respects within ten (10) days of receiving such written demand; (ii) the willful engaging by Employee in misconduct which is demonstrably and materially injurious to the Company or its affiliates; or
(iii) Employee's conviction of, or plea of guilty or no contest to, any felony related to the Company. For purpose of the preceding sentence, no act or failure to act by Employee shall be considered "willful" unless done or omitted to be done by Employee in bad faith and without reasonable belief that Employee's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, based upon the advice of counsel for the Company (or upon the instructions of an officer of the Company) shall be conclusively presumed to be done, or omitted to be done, by Employee in good faith and in the best interests of the Company. Cause shall not exist unless and until the Company has delivered to Employee a copy of a resolution duly adopted by three-quarters (3/4) of the entire Board (excluding Employee if Employee is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to Employee and an opportunity for Employee, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (i), (ii) or (iii) has occurred and specifying the particulars thereof in detail. The Company must notify Employee of any event constituting Cause within ninety (90) days following the Company's knowledge of its existence or such event shall not constitute Cause under this Agreement.

                  (d) "Change in Control" means the occurrence of any one of the following events:

                           (i) individuals who, at the beginning of any twenty-four (24) month period, constitute the Board (the "Incumbent Directors") cease for any reason during such period to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of this Agreement, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; PROVIDED, HOWEVER, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies (or consents) by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                          (ii) any "Person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange
         Act) is or becomes a

         "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); PROVIDED, HOWEVER, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any acquisitions by John Levin or any affiliate of him;

                          (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination:
         (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation or John Levin or any affiliate of him), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction)"; or

                          (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

         Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; PROVIDED, THAT if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

                  (e) "Date of Termination" means (i) the effective date on which Employee's employment by the Company terminates as specified in a prior written notice by the Company or Employee, as the case may be, to the other, delivered pursuant to Section 10 or (ii) if Employee's employment by the Company terminates by reason of death, the date of death of Employee.

                  (f) "Disability" means termination of Employee's employment by the Company due to Employee's absence from Employee's duties with the Company on a full-time basis for at least one hundred eighty (180) consecutive days as a result of Employee's incapacity due to physical or mental illness; PROVIDED, THAT, the Company may not terminate the Employee's employment as a result of Disability unless it has first given the Employee notice of such termination and, within thirty (30) days after such notice is given, the Employee has not returned to the full-time performance of the Employee's duties.

                  (g) "Good Reason" means, without Employee's express written consent, the occurrence of any of the following events after a Change in
Control:

                           (i)      (A) any change in the duties or
         responsibilities (including reporting responsibilities) of Employee that is inconsistent in any material and adverse respect with Employee's position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control (including any material and adverse diminution of such duties or responsibilities) or
         (B) a material and adverse change in Employee's titles or offices with the Company as in effect immediately prior to such Change in Control;

                           (ii) a reduction by the Company in Employee's rate of annual base salary as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

                           (iii) payment of total annual compensation which is less than the greater of (A) $550,000 or (B) the Average Total Compensation where Average Total Compensation is equal to (y)Employee's annual base salary as in effect immediately prior to the Change of Control, plus (z) Employee's Bonus Amount to be calculated for purposes of this paragraph 1(g)(iii) only, over the time period beginning in fiscal year 2004 and continuing for a period of up to three (3) completed fiscal years of the Company immediately preceding the Change in Control (annualized in the event Employee was not employed by the Company (or its affiliates) for the whole of any such fiscal year); PROVIDED, HOWEVER, that for purposes of calculating total annual compensation, non-cash remuneration shall not be included in the calculation of total annual compensation to the extent that the percentage of non-cash remuneration (including but not limited to stocks, options, and other equity grants) as a portion of the year-end benefit exceeds the percentage of non-cash remuneration as a portion of the year-end benefit that the Company granted Employee as averaged over the time period beginning in 2004 and continuing for a period of up to three (3) fiscal years immediately preceding the Change of Control, or, if the terms of the non-cash remuneration paid to the Employee as a portion of total annual compensation substantially differ from the terms governing non-cash compensation that existed immediately prior to the Change of Control;

                           (iv) any requirement of the Company that Employee be based anywhere other than the office where Employee is located at the time of the Change in Control, if such relocation increases Employee's commute by more than thirty-five (35) miles;

                           (v) the failure by the Company or any of its affiliates to pay any compensation to Employee within seven (7) days of its becoming due; or

                           (vi) the failure of the Company to obtain the assumption (and, if applicable, guarantee) of this Agreement from any successor (and Parent Corporation) as contemplated in Section 9(b);

PROVIDED, that, in the case of any event described in clauses (i) through (v) which is an isolated, insubstantial and inadvertent event, the Company has not cured such change, reduction, requirement or failure within ten (10) days after receiving written notice thereof from Employee.

         Notwithstanding anything herein to the contrary, any resignation of employment by Employee for any reason during the 30-day period commencing six
(6) months after the date of the occurrence of any event described in Section 1(d)(iii) shall be considered to be a resignation for Good Reason for purposes of this Agreement. For purposes of any determination regarding the existence of Good Reason, any claim by Employee that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that Good Reason does not exist.

                  (h) "Qualifying Termination" means a termination of Employee's employment (i) by the Company other than for Cause or (ii) by Employee for Good Reason. Termination of Employee's employment on account of death or Disability shall not be treated as a Qualifying Termination.

                  (i) "Subsidiary" means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% of the assets upon liquidation or dissolution.

                  (j) "Termination Period" means the period of time beginning with a Change in Control and ending two (2) years following such Change in Control. Notwithstanding anything in this Agreement to the contrary, if (i) Employee's employment is terminated prior to a Change in Control for reasons that would have constituted a Qualifying Termination if they had occurred following a Change in Control; (ii) Employee reasonably demonstrates that such termination (or Good Reason event) was at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control; and (iii) a Change in Control involving such third party (or a party competing with such third party to effectuate a Change in Control) does occur, then for purposes of this Agreement, the date immediately prior to the date of such termination of employment or event constituting Good Reason shall be treated as a Change in Control. For purposes of determining the timing of payments and benefits to Employee under Section 3, the date of the actual Change in Control shall be treated as Employee's Date of Termination under Section l
(e).

         2. TERM OF AGREEMENT. This Agreement shall be effective on the date hereof and shall continue in effect until the Company shall have given three (3) years' written notice of cancellation; PROVIDED, that, notwithstanding the delivery of any such notice, this Agreement shall continue in effect for a period of two (2) years after a Change in Control, if such Change in Control shall have occurred during the term of this Agreement. Notwithstanding anything in this Section 2 to the contrary, this Agreement shall terminate if Employee or the Company terminates Employee's employment prior to a Change in Control except as provided in Section l(j).

         3.       PAYMENTS UPON TERMINATION OF EMPLOYMENT.

                  (a) QUALIFYING TERMINATION - SEVERANCE. If during the Termination Period the employment of Employee shall terminate pursuant to a Qualifying Termination, then the Company shall provide to Employee:

                           (i) within ten (10) days following the Date of Termination a lump-sum cash amount equal to the sum of (A) Employee's base salary through the Date of Termination and any bonus amounts which have become payable, to the extent not theretofore paid; (B) a pro rata portion of Employee's annual bonus for the fiscal year in which Employee's Date of Termination occurs in an amount at least equal to
         (1) Employee's Bonus Amount, multiplied by (2) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination and the denominator of which is three hundred sixty-five (365), and reduced by
         (3) any amounts paid from the Company's annual incentive plan for the fiscal year in which Employee's Date of Termination occurs; and (C) any accrued vacation pay, in each case to the extent not theretofore paid; plus

                           (ii) within ten (10) days following the Date of Termination, a lump-sum cash amount equal to the greater of (A) $1,100,000, or (B) two (2) years of the Employee's annual rate of base salary as of the

         Employee's Date of Termination, plus (ii) Employee's Bonus Amount multiplied by a factor of two (2).

                  (b) QUALIFYING TERMINATION - BENEFITS. If during the Termination Period the employment of Employee shall terminate pursuant to a Qualifying Termination the Company shall continue to provide, for a period of eighteen months following Employee's Date of Termination, Employee (and Employee's dependents, if applicable) with the same level of medical, accident, disability and life insurance benefits upon substantially the same terms and conditions (including contributions required by Employee for such benefits) as existed immediately prior to Employee's Date of Termination (or, if more favorable to Employee, as such benefits and terms and conditions existed immediately prior to the Change in Control); PROVIDED, that if Employee cannot continue to participate in the Company plans providing such benefits, the Company shall otherwise provide such benefits on the same after-tax basis as if continued participation had been permitted. Notwithstanding the foregoing, in the event Employee becomes reemployed with another employer and becomes eligible to receive welfare benefits from such employer, the welfare benefits described herein shall be secondary to such benefits during the period of Employee's eligibility, but only to the extent that the Company reimburses Employee for any increased cost and provides any additional benefits necessary to give Employee the benefits provided hereunder.

                  (c) NONQUALIFYING TERMINATION. If during the Termination Period the employment of Employee shall terminate other than by reason of a Qualifying Termination, then the Company shall pay to Employee within thirty
(30) days following the Date of Termination, a lump-sum cash amount equal to the sum of (1) Employee's base salary through the Date of Termination and any bonus amounts which have become payable, to the extent not theretofore paid, and (2) any accrued vacation pay, in each case to the extent not theretofore paid. The Company may make such additional payments, and provide such additional benefits, to Employee as the Company and Employee may agree in writing.

         4. WITHHOLDING TAXES. The Company may withhold from all payments due to Employee (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom and any additional amounts which the Employee has agreed to have withheld.

         5. REIMBURSEMENT OF EXPENSES. If any contest or dispute shall arise under this Agreement involving termination of Employee's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse Employee, on a current basis, for all reasonable legal fees and expenses, if any, incurred by Employee in connection with such contest or dispute (regardless of the result thereof), together with interest in an amount equal to the average monthly interest rate payable on the three (3) month United States Treasury Bill during the Accrual Period (as defined in this paragraph 5 herein), but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives Employee's statement for such fees and expenses through the date of payment thereof (the "Accrual

Period"), regardless of whether or not Employee's claim is upheld by a court of competent jurisdiction; PROVIDED, that Employee shall be required to repay any such amounts to the Company to the extent that a court issues a final order from which no appeal can be taken, or with respect to which the time period to appeal has expired, setting forth the determination that the position taken by Employee was frivolous or advanced by Employee in bad faith.

         6. SCOPE OF AGREEMENT. Nothing in this Agreement shall be deemed to entitle Employee to continued employment with the Company or its Subsidiaries, and if Employee's employment with the Company shall terminate prior to a Change in Control, Employee shall have no further rights under this Agreement (except as otherwise provided hereunder); PROVIDED, that any termination of Employee's employment during the Termination Period shall be subject to all of the provisions of this Agreement.

         7. NO MITIGATION. In no event shall Employee be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Employee under any of the provisions of this Agreement and, except as provided in Section 3(b), such amounts shall not be reduced whether or not Employee obtains other employment.

         8. INDEMNIFICATION. The Company shall indemnify and hold Employee harmless for acts and omissions in his capacity as an officer, director or employee of the Company to the maximum extent permitted under applicable law. The Company shall maintain a Director's and Officer's Liability Insurance Policy, which shall provide liability coverage for Employee's benefit, and the Employee shall remain covered under such policy for a period of at least six (6) years following the earlier of termination of employment or the occurrence of a Change in Control.

         9.       SUCCESSORS; BINDING AGREEMENT.

                  (a) This Agreement shall not be terminated by any Business Combination. In the event of any Business Combination, the provisions of this Agreement shall be binding upon the Surviving Corporation, and such Surviving Corporation shall be treated as the Company hereunder.

                  (b) The Company agrees that in connection with any Business Combination, it will cause any successor entity to the Company unconditionally to assume (and for any Parent Corporation in such Business Combination to guarantee), by written instrument delivered to Employee (or his beneficiary or estate), all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption and guarantee prior to the effectiveness of any such Business Combination that constitutes a Change in Control, shall be a breach of this Agreement and shall constitute Good Reason hereunder and shall entitle Employee to compensation and other benefits from the Company in the same amount and on the same terms as Employee would be entitled hereunder if Employee's employment were terminated following a Change in Control by reason of a Qualifying Termination. For purposes of implementing the foregoing, the date on which any such Business Combination becomes effective shall be deemed the date Good Reason occurs, and shall be the Date of Termination if requested by Employee.

                  (c) This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee shall die while any amounts would be payable to Employee hereunder had Employee continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by Employee to receive such amounts or, if no person is so appointed, to Employee's estate.

         10.      NOTICE.

                  (a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

         If to the Employee:

         Norris Nissim
         269 Broad Avenue
         Englewood, New Jersey  07631

         If to the Company:

         Levin Management Co., Inc.
         1 Rockefeller Plaza
         New York, New York 10020
         Attn:  Norris Nissim

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  (b) A written notice of Employee's Date of Termination by the Company or Employee, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated and (iii) specify the termination date (which date shall be not less than fifteen (15) (thirty (30), if termination is by the Company for Disability) nor more than sixty (60) days after the giving of such notice). The failure by Employee or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Employee or the Company hereunder or preclude Employee or the Company from asserting such fact or circumstance in enforcing Employee's or the Company's rights hereunder.

         11. FULL SETTLEMENT. The Company's obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall be in lieu and in full settlement of all other severance payments to Employee under any other severance or employment agreement between Employee and the Company, and any severance plan of the Company. The Company's obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Employee or others.

         12. RESOLUTION OF DISPUTES. All claims by the Employee for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Employee in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Employee for a review of the decision denying a claim and shall further allow the Employee to appeal to the Board a decision by the Board within sixty (60) days after notification by the Board that the Employee's claim has been denied.

         13. EMPLOYMENT WITH SUBSIDIARIES. Employment with the Company for purposes of this Agreement shall include employment with any Subsidiary.

         14. SURVIVAL. The respective obligations and benefits afforded to the Company and Employee as provided in Sections 3 (to the extent that payments or benefits are owed as a result of a termination of employment that occurs during the term of this Agreement), 4 (to the extent that Payments are made to Employee as a result of a Change in Control that occurs during the term of this Agreement), 5, 8, 9(c), 11 and 12 shall survive the termination of this Agreement.

         15. GOVERNING LAW; VALIDITY. THE INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, OF SUCH PRINCIPLES OF ANY OTHER JURISDICTION WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT, WHICH OTHER PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT.

         16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         17. MISCELLANEOUS. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by Employee and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Employee or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right Employee or the Company may have hereunder, including, without limitation, the right of Employee to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. Except as otherwise specifically provided herein, the rights of, and benefits payable to, Employee, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, Employee, his estate or his beneficiaries under any other employee benefit plan or compensation program of the Company.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and Employee has executed this Agreement as of the day and year first above written.


                                            LEVIN MANAGEMENT CO., INC.


                                            By:  /s/ Glenn Aigen
                                                 -------------------------------
                                                 Name:  Glenn Aigen
                                                 Title: Chief Financial Officer



                                            BKF CAPITAL GROUP, INC.



                                            By:  /s/ Anson M. Beard, Jr.
                                                 -------------------------------
                                                 Anson M. Beard, Jr.
                                                 Member of Board of Directors



                                                 /s/ Norris Nissim
                                                 -------------------------------
                                                 Norris Nissim